Exhibit 99.1
Olo Announces Second Quarter 2022 Financial Results
Second Quarter Revenue Grew 27% Year-over-Year on Continued Growth in New Brands, Increased Module Adoption, and Increased Transaction Volume
New York, New York - August 11, 2022 - Olo Inc. (NYSE:OLO), a leading open SaaS platform for restaurants that enables hospitality at every touchpoint, today announced financial results for the second quarter ended June 30, 2022.

“We delivered solid second quarter results. We generated $45.6 million in total revenue, a 27% increase year-over-year, as our platform supported continued growth in new brands, increased module adoption within our existing customer base, and increased transaction volume,” said Noah Glass, Olo’s Founder and CEO.

“We’re encouraged by the underlying trends in our business in support of Olo’s 100x revenue opportunity as we remain highly focused on helping our brands to thrive and gain share through the industry’s digital transformation,” concluded Mr. Glass.
Second Quarter Financial and Other Highlights
•Total revenue increased 27% year-over-year to $45.6 million.
•Platform revenue increased 29% year-over-year to $44.5 million.
•Gross profit increased 10% year-over-year to $31.4 million, and was 69% of total revenue.
•Non-GAAP gross profit increased 15% year-over-year to $34.0 million, and was 75% of total revenue.
•Operating loss was $11.9 million.
•Non-GAAP operating income was $2.0 million.
•Net loss was $11.7 million or $0.07 per share, compared to a net loss of $2.4 million or $0.02 per share a year ago.
•Non-GAAP net income was $2.2 million or $0.01 per share, compared to non-GAAP net income of $6.5 million or $0.04 per share a year ago.
•Cash, cash equivalents and short- and long-term investments totaled $464.7 million as of June 30, 2022.
•Average revenue per unit (ARPU) increased 12% year-over-year, and increased 5% sequentially to approximately $544.
•Ending active locations increased 11% year-over-year to approximately 82,000.
•Dollar-based net revenue retention (NRR) was approximately 106%.
A reconciliation of GAAP to non-GAAP financial measures is provided at the end of this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures and Other Metrics.”
Second Quarter and Recent Business Highlights
•Olo deployed a number of leading brands onto the platform across all service-models, including quick service, fast-casual, fine dining, virtual brands, as well as welcomed a number of convenience stores. Notably, Freddy’s Frozen Custard & Steakburgers, a fast casual restaurant with hundreds of locations, deployed Olo’s full stack of digital ordering solutions, including Ordering, Dispatch, Rails, Network, and Olo Pay. Freddy’s represents one of Olo’s newest and largest customers to adopt Olo Pay.
•Olo expanded relationships within its existing customer base, increasing product adoption across several Olo product suites. Brands such as California Fish Grill, CiCis Pizza, and Duck Donuts expanded their usage of Ordering solutions, Twin Peaks and Whataburger expanded their usage of Delivery Enablement solutions, O’Charley’s Restaurant + Bar and Sprinkles adopted Guest Engagement solutions, and On the Border and Smokey Bones adopted Front-of-House solutions.
•Olo hosted its first Quarterly Release Event, showcasing features that empower brands to grow by delivering the best hospitality to their guests. The release included highlights related to Borderless Olo Pay, Sync listings management, scheduled menu changes and more, which may be viewed at https://www.olo.com/quarterly-release.
•Olo earned Best Feature Set and Best Relationship from the TrustRadius Best of Summer Awards. Olo is honored to support restaurant brands and looks forward to delivering on the high expectations brands set for the Company.

•Olo furthered its commitment to being an open platform by growing its diverse technology partner network through completion of its first Ordering module integration with QSR Automations, a market leader in Kitchen Display Systems, or KDS. KDS integrations enable Olo customers to see and optimize all orders, whether on- or off-premise, providing a 360-degree view of all orders in production. This information will allow Olo to provide brands with operational decision-making abilities by including capacity management features that quote and throttle orders based on the real-time kitchen activity levels, ultimately creating a more integrated technology solution for restaurants, and expanding the Company’s vertical offerings throughout the restaurant value chain.
•Olo is committed to building a diverse and inclusive culture that promotes growth and equity for underrepresented groups while supporting and celebrating all voices and perspectives. Olo has updated its DEI website with gender and ethnicity metrics as of June 30, 2022, and remains on track to have its team be composed of 42% women and 18% underrepresented ethnicities by 2024. Olo also furthered its commitment to equity through adoption of a new Equitable Access to Healthcare policy and other actions aimed at supporting its LGBTQ+ employee population.
Financial Outlook
As of August 11, 2022, Olo is issuing the following outlook for the third quarter of 2022 and fiscal year 2022:
For the third quarter of 2022, Olo expects to report:

•Revenue in the range of $46.5 million to $47.0 million; and
•Non-GAAP operating income in the range of $1.8 million to $2.2 million.

For the fiscal year 2022, Olo expects to report:

•Revenue in the range of $183.0 million to $184.0 million; and
•Non-GAAP operating income in the range of $7.6 million to $8.4 million.

The outlook provided above constitutes forward-looking information within the meaning of applicable securities laws and is based on a number of assumptions and subject to a number of risks. Actual results could vary materially as a result of numerous factors, including certain risk factors, many of which are beyond Olo’s control. See the cautionary note regarding “Forward-Looking Statements” below. Fluctuations in Olo’s operating results may be particularly pronounced in the current macroeconomic environment, which has been characterized by rising inflation and interest rates, lower consumer confidence, uncertainty caused by the ongoing COVID-19 pandemic, volatility in part due to the war in Ukraine, and the risk of a global recession, the severity, duration, and ultimate impact of which is difficult to predict at this time. While Olo has benefited from the acceleration of demand for off-premise dining during the COVID-19 pandemic, Olo’s business and financial results could be materially adversely affected in the future if off-premise dining declines.
Webcast and Conference Call Information
Olo will host a conference call today, August 11, 2022, at 5:00 p.m. Eastern Time to discuss the Company’s financial results and financial outlook. A live webcast of this conference call will be available on the “Investor Relations” page of the Company’s website (investors.olo.com), and a replay will be available on the website as well.
Available Information
Olo announces material information to the public about the Company, its products and services, and other matters through a variety of means, including filings with the SEC, press releases, public conference calls, webcasts, the “Investor
Relations” page of the Company’s website (investors.olo.com), and the Company’s Twitter account @Olo, in order to achieve broad, non-exclusionary distribution of information to the public and for complying with its disclosure obligations under Regulation FD.

About Olo
Olo is a leading open SaaS platform for restaurants that enables hospitality at every touchpoint. Millions of orders per day run on Olo’s on-demand commerce engine, providing restaurants a single source to understand and serve every guest from every channel, whether direct or third-party. With integrations to over 300 technology partners, Olo customers can build personalized guest experiences in and outside of their four walls, utilizing one of the largest and most flexible restaurant tech ecosystems on the market. Over 600 restaurant brands trust Olo to grow their digital ordering and delivery programs, increase operational efficiency, and make every guest feel like a regular. Learn more at olo.com.

Contacts
Media
Olo@icrinc.com
Investor Relations
InvestorRelations@olo.com
646.389.2754

Non-GAAP Financial Measures and Other Metrics
Non-GAAP Financial Measures
In this press release, we refer to non-GAAP financial measures that are derived on the basis of methodologies other than in accordance with United States generally accepted accounting principles, or GAAP. We use non-GAAP financial measures, as described below, in conjunction with financial measures prepared in accordance with GAAP for planning purposes, including in the preparation of our annual operating budget, as a measure of our core operating results and the effectiveness of our business strategy, and in evaluating our financial performance. These measures provide consistency and comparability with past financial performance as measured by such non-GAAP figures, facilitate period-to-period comparisons of core operating results, and assist shareholders in better evaluating us by presenting period-over-period operating results without the effect of certain charges or benefits that may not be consistent or comparable across periods.

A reconciliation of these non-GAAP measures has been provided in the financial statement tables included in this press release and investors are encouraged to review the reconciliation. Our use of non-GAAP financial measures has limitations as an analytical tool, and these measures should not be considered in isolation or as a substitute for analysis of our GAAP financial results. Because our non-GAAP financial measures are not calculated in accordance with GAAP, they may not necessarily be comparable to similarly titled measures employed by other companies.

The following are the non-GAAP financial measures referenced in this press release and presented in the tables below: non-GAAP gross profit/margin (and as a percentage of revenue), non-GAAP operating expenses (total and each line item, and total and each non-GAAP operating expense item as a percentage of revenue), non-GAAP operating income (and as a percentage of revenue), non-GAAP net income (and as a percentage of revenue and on a per share basis), and free cash flow.

We adjust our GAAP financial measures for the following items to calculate one or more of our non-GAAP financial measures (other than free cash flow): stock-based compensation expense (non-cash expense calculated by companies using a variety of valuation methodologies and subjective assumptions) and related payroll tax expense, equity expense related to charitable contributions (non-cash expense), intangible and internal-use software amortization (non-cash expense), change in fair value of warrants, other non-cash charges, severance related to the departure of our Chief Customer Officer, transaction costs incurred within one year of the related acquisition, and related income tax impacts.

Reconciliation of non-GAAP operating income guidance to the most directly comparable GAAP measures is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity, and low visibility with respect to the charges excluded from these non-GAAP measures; in particular, the measures and effects of stock-based compensation expense and related payroll tax expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in our stock price. We expect the variability of the above charges to have a significant, and potentially unpredictable, impact on our future GAAP financial results.

Management believes that it is useful to exclude certain non-cash charges and non-core operational charges from non-GAAP operating income because (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations; and (ii) such expenses can vary significantly between periods. For 2022, payroll tax expenses related to equity compensation awards were added to our calculation of non-GAAP operating income. We have historically excluded stock-based compensation expense from non-GAAP operating income, and management believes that excluding the related payroll tax expense is important and consistent, as such payroll tax expenses are directly impacted by unpredictable fluctuations in our stock price. Prior period amounts have been revised to conform with the current year presentation.

Free cash flow represents net cash provided by or used in operating activities, reduced by purchases of property and equipment and capitalization of internal-use software. Free cash flow is a measure used by management to understand and evaluate our liquidity and to generate future operating plans. Free cash flow excludes items that we do not consider to be indicative of our liquidity. The reduction of capital expenditures facilitates comparisons of our liquidity on a period-to-period basis. We believe providing free cash flow provides useful information to investors and others in understanding and evaluating the strength of our liquidity and future ability to generate cash that can be used for strategic opportunities or investing in our business from the perspective of our management and Board of Directors.

Key Performance Indicators

In addition, we also use the following key performance indicators to help us evaluate our business, identify trends affecting the business, formulate business plans, and make strategic decisions.

Active Locations: We define an active location as a unique restaurant location that is utilizing one or more of our modules at the end of a quarterly period. We believe that active location count is an important metric that demonstrates the growth and scale of our overall business and reflects our ability to attract, engage, and monetize our customers and thereby drive revenue, as well as provides a base to expand usage of our modules.

Average revenue per unit (ARPU): We calculate ARPU by dividing the total platform revenue in a given period by the average active locations in that same period. We believe ARPU is an important metric that measures monetization of our platform and demonstrates our ability to grow within our customer base through the development of products that our customers value.

Dollar-based net revenue retention (NRR): We calculate NRR as of a period-end by starting with the revenue, defined as platform revenue, from the cohort of all active customers as of 12 months prior to such period-end, or the prior period revenue. We then calculate the platform revenue from these same customers as of the current period-end, or the current period revenue. Current period revenue includes any expansion and is net of contraction or attrition over the last 12 months, but excludes platform revenue from new customers in the current period. We then divide the total current period revenue by the total prior period revenue to arrive at the point-in-time dollar-based NRR. We believe that NRR is an important metric demonstrating our ability to retain our customers and expand their use of our modules over time, proving the stability of our revenue base and the long-term value of our customer relationships.
Forward-Looking Statements
Statements we make in this press release include statements that are considered forward-looking within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act, which may be identified by the use of words such as “anticipates,” “believes,” “continue,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “outlook,” “seeks,” “should,” “will,” and similar terms or the negative of such terms. All statements other than statements of historical fact are forward-looking statements for purposes of this release.
We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act and are making this statement for purposes of complying with those safe harbor provisions. These statements include, but are not limited to, our financial guidance for the third quarter of 2022 and the full year 2022, our future performance and growth and market opportunities, including new products and continued module adoption (such as with respect to Olo Pay and Sync), our business strategy, our ability to sustain our profitability, customer adoption of our products and expectations for capturing market share and our delivery of new products or product features, and expectations regarding the impact of macroeconomic conditions and the ongoing COVID-19 pandemic on our business and industry. Accordingly, actual results could differ materially or such uncertainties could cause adverse effects on our results.
Forward-looking statements are based upon various estimates and assumptions, as well as information known to us as of the date of this press release, and are subject to risks and uncertainties, including but not limited to: the impact and duration of the ongoing COVID-19 pandemic on our business; the business of our customers and economic conditions, including rising inflation, labor shortages, increasing interest rates, and any reductions in consumer spending on dining due to the general economic climate; our focus on the long-term and our investments in sustainable, profitable growth; our ability to acquire new customers and successfully retain existing customers; impact of competitors, price competition, or the ability of our customers to replace some of our products with their own internal platforms; our ability to develop and release new products and services, and develop and release successful enhancements, features, and modifications to our existing products and services; the impact of new and existing laws and regulations on our business; changes to our strategic relationships with third parties; our reliance on a limited number of delivery service providers and aggregators; our ability to generate revenue from our product offerings and the effects of fluctuations in our level of client spend retention; competition; changes in the amount and mix of transactions facilitated through our platform; changes in our level of investment in sales and marketing, research and development, and general and administrative expenses, and our hiring plans; future changes to our pricing model; changes in management; and other general market, political, economic, and business conditions. Actual results could differ materially from those predicted or implied, and reported results should not be considered an indication of future performance. Additionally, these forward-looking statements, particularly our guidance, involve risks, uncertainties, and assumptions, including those related to our customers’ spending decisions and consumer ordering behavior particularly as COVID-19 associated restrictions continue to abate.

Significant variations from the assumptions underlying our forward-looking statements could cause our actual results to vary, and the impact could be significant.
Additional risks and uncertainties that could affect our financial results and forward-looking statements are included under the caption “Risk Factors” in our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2022 that will be filed following this earnings release, our Annual Report on Form 10-K for the year ended December 31, 2021, and our other SEC filings, which are available on the “Investor Relations” page of our website at investors.olo.com and on the SEC website at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this press release. All forward-looking statements contained herein are based on information available to us as of the date hereof, and we do not assume any obligation to update these statements as a result of new information or future events.

OLO INC.
Condensed Consolidated Balance Sheets (Unaudited)
(in thousands, except share and per share amounts)

	As of June 30, 2022	As of December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$386,670	$514,445
Short-term investments	73,535	—
Accounts receivable, net of allowances of $656 and $657, respectively	41,649	42,319
Contract assets	435	568
Deferred contract costs	2,642	2,567
Prepaid expenses and other current assets	8,281	5,718
Total current assets	513,212	565,617
Property and equipment, net	8,992	3,304
Intangible assets, net	23,678	19,635
Goodwill	207,540	162,956
Contract assets, noncurrent	619	387
Deferred contract costs, noncurrent	4,003	3,616
Operating lease right-of-use assets	17,347	—
Long-term investments	4,476	—
Other assets, noncurrent	395	361
Total assets	$780,262	$755,876
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,098	$2,184
Accrued expenses and other current liabilities	44,689	45,395
Unearned revenue	3,231	1,190
Operating lease liabilities, current	2,630	—
Total current liabilities	52,648	48,769
Unearned revenue, noncurrent	1,618	3,014
Operating lease liabilities, noncurrent	17,009	—
Other liabilities, noncurrent	69	2,343
Total liabilities	71,344	54,126
Stockholders’ equity:
Class A common stock, $0.001 par value; 1,700,000,000 shares authorized at June 30, 2022 and December 31, 2021; 97,645,289 and 78,550,530 shares issued and outstanding at June 30, 2022 and December 31, 2021, respectively. Class B common stock, $0.001 par value; 185,000,000 shares authorized at June 30, 2022 and December 31, 2021; 63,554,232 and 79,149,659 shares issued and outstanding at June 30, 2022 and December 31, 2021, respectively.	161	158
Preferred stock, $0.001 par value; 20,000,000 shares authorized at June 30, 2022 and December 31, 2021.	—	—
Additional paid-in capital	843,764	813,166
Accumulated deficit	(134,756)	(111,574)
Accumulated other comprehensive loss	(251)	—
Total stockholders’ equity	708,918	701,750
Total liabilities and stockholders’ equity	$780,262	$755,876

OLO INC.
Condensed Consolidated Statements of Operations (Unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenue:
Platform	$44,538	$34,526	$86,004	$69,449
Professional services and other	1,063	1,370	2,353	2,570
Total revenue	45,601	35,896	88,357	72,019
Cost of revenue:
Platform	12,749	6,180	23,773	11,787
Professional services and other	1,419	1,183	3,197	2,426
Total cost of revenue	14,168	7,363	26,970	14,213
Gross profit	31,433	28,533	61,387	57,806
Operating expenses:
Research and development	17,233	13,931	34,058	28,387
General and administrative	17,235	13,310	35,196	31,764
Sales and marketing	8,897	3,701	16,967	7,537
Total operating expenses	43,365	30,942	86,221	67,688
Loss from operations	(11,932)	(2,409)	(24,834)	(9,882)
Other income (expenses), net:
Interest income	533	—	585	—
Interest expense	(46)	—	(46)	—
Other income (expense)	7	10	13	(8)
Change in fair value of warrant liability	—	—	—	(18,930)
Total other income (expenses), net	494	10	552	(18,938)
Loss before income taxes	(11,438)	(2,399)	(24,282)	(28,820)
Provision (benefit) for income taxes	235	38	(1,100)	74
Net loss	$(11,673)	$(2,437)	$(23,182)	$(28,894)
Accretion of redeemable convertible preferred stock to redemption value	—	—	—	(14)
Net loss attributable to Class A and Class B common stockholders	$(11,673)	$(2,437)	$(23,182)	$(28,908)
Net loss per share attributable to Class A and Class B common stockholders:
Basic	$(0.07)	$(0.02)	$(0.15)	$(0.30)
Diluted	$(0.07)	$(0.02)	$(0.15)	$(0.30)
Weighted-average Class A and Class B common shares outstanding:
Basic and diluted	160,429,125	147,510,963	159,813,053	95,690,520

OLO INC.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Six Months Ended June 30, 2022	Six Months Ended June 30, 2021
Operating activities
Net loss	$(23,182)	$(28,894)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	2,624	527
Stock-based compensation	23,185	13,550
Stock-based compensation in connection with vesting of Stock Appreciation Rights	—	2,847
Charitable donation of Class A common stock	—	5,125
Bad debt expense	276	238
Change in fair value of warrants	—	18,930
Non-cash lease expense	1,125	—
Deferred income tax benefit	(1,421)	—
Impairment of internal-use software	475	—
Changes in operating assets and liabilities:
Accounts receivable	911	5,701
Contract assets	(99)	(537)
Prepaid expenses and other current assets	(2,016)	(4,848)
Deferred contract costs	(462)	(330)
Accounts payable	(286)	(7,225)
Accrued expenses and other current liabilities	(1,103)	9,726
Operating lease liabilities	(1,248)	—
Unearned revenue	561	663
Other liabilities, noncurrent	(36)	(2)
Other non-cash loss, net	(174)	—
Net cash (used in) provided by operating activities	(870)	15,471
Investing activities
Purchases of property and equipment	(409)	(271)
Capitalized internal-use software	(5,125)	(389)
Acquisitions, net of cash acquired	(49,308)	—
Purchases of investments	(82,394)	—
Sales and maturities of investments	4,306	—
Net cash used in investing activities	(132,930)	(660)
Financing activities
Proceeds from issuance of common stock upon initial public offering, net of underwriting discounts	—	485,541
Cash received for employee payroll tax withholdings	3,033	18,691
Cash paid for employee payroll tax withholdings	(2,866)	(18,691)
Proceeds from exercise of warrants	—	392
Payment of deferred finance costs	—	(136)
Payment of deferred offering costs	(420)	(4,118)
Proceeds from exercise of stock options and purchases under employee stock purchase plan	6,278	2,990
Net cash provided by financing activities	6,025	484,669
Net (decrease) increase in cash and cash equivalents	(127,775)	499,480
Cash and cash equivalents, beginning of period	514,445	75,756
Cash and cash equivalents, end of period	$386,670	$575,236

OLO INC.
Reconciliation of GAAP to Non-GAAP Results (Unaudited)
(in thousands, except percentages)

	Three Months Ended June 30, 2022	Three Months Ended June 30, 2021	Six Months Ended June 30, 2022	Six Months Ended June 30, 2021
Gross profit and gross margin reconciliation:
Platform gross profit, GAAP	$31,789	$28,346	$62,231	$57,662
Plus: Stock-based compensation expense and related payroll tax expense (1)	1,454	744	3,006	1,180
Plus: Amortization	968	138	1,596	275
Platform gross profit, non-GAAP	34,211	29,228	66,833	59,117
Services gross profit, GAAP	(356)	187	(844)	144
Plus: Stock-based compensation expense and related payroll tax expense (1)	190	131	449	246
Services gross profit, non-GAAP	(166)	318	(395)	390
Total gross profit, GAAP	31,433	28,533	61,387	57,806
Total gross profit, non-GAAP	34,045	29,546	66,438	59,507
Platform gross margin, GAAP	71%	82%	72%	83%
Platform gross margin, non-GAAP	77%	85%	78%	85%
Services gross margin, GAAP	(33)%	14%	(36)%	6%
Services gross margin, non-GAAP	(16)%	23%	(17)%	15%
Total gross margin, GAAP	69%	79%	69%	80%
Total gross margin, non-GAAP	75%	82%	75%	83%
Sales and marketing reconciliation:
Sales and marketing, GAAP	8,897	3,701	16,967	7,537
Less: Stock-based compensation expense and related payroll tax expense (1)	1,375	536	2,995	924
Less: Amortization	355	—	656	—
Less: Transaction costs	—	—	79	—
Sales and marketing, non-GAAP	7,167	3,165	13,237	6,613
Sales and marketing as % total revenue, GAAP	20%	10%	19%	10%
Sales and marketing as % total revenue, non-GAAP	16%	9%	15%	9%
Research and development reconciliation:
Research and development, GAAP	17,233	13,931	34,058	28,387
Less: Stock-based compensation expense and related payroll tax expense (1)	3,460	2,873	7,011	6,325
Less: Impairment of internal-use software	—	—	475	—
Research and development, non-GAAP	13,773	11,058	26,572	22,062
Research and development as % total revenue, GAAP	38%	39%	39%	39%
Research and development as % total revenue, non-GAAP	30%	31%	30%	31%
General and administrative reconciliation:
General and administrative, GAAP	17,235	13,310	35,196	31,764
Less: Charitable donation of Class A common stock	—	—	—	5,125
Less: Stock-based compensation expense and related payroll tax expense (1)	5,161	4,485	10,257	8,343
Less: Amortization	42	—	73	—
Less: Severance costs (2)	555	—	555	—
Less: Transaction costs	351	—	1,407	—
General and administrative, non-GAAP	11,126	8,825	22,904	18,296
General and administrative as % total revenue, GAAP	38%	37%	40%	44%
General and administrative as % total revenue, non-GAAP	24%	25%	26%	25%

(1) For 2022, payroll tax expenses related to equity compensation awards were added to our calculation of non-GAAP operating income. We have historically excluded stock-based compensation expense from non-GAAP operating income, and management believes that excluding the related payroll tax expense is important and consistent, as such payroll tax expenses are directly impacted by unpredictable fluctuations in our stock price. Prior period amounts have been revised to conform with the current year presentation.
(2) Includes costs related to the departure of our Chief Customer Officer.

OLO INC.
Reconciliation of GAAP to Non-GAAP Results (Unaudited)
(in thousands, except percentages and share and per share amounts)

	Three Months Ended June 30, 2022	Three Months Ended June 30, 2021	Six Months Ended June 30, 2022	Six Months Ended June 30, 2021
Operating income (loss) reconciliation:
Operating loss, GAAP	$(11,932)	$(2,409)	$(24,834)	$(9,882)
Plus: Stock-based compensation expense and related payroll tax expense (1)	11,640	8,769	23,718	17,018
Plus: Charitable donation of Class A common stock	—	—	—	5,125
Plus: Impairment of internal-use software	—	—	475	—
Plus: Amortization	1,365	138	2,325	275
Plus: Severance costs (2)	555	—	555	—
Plus: Transaction costs	351	—	1,486	—
Operating income, non-GAAP	1,979	6,498	3,725	12,536
Operating margin, GAAP	(26)%	(7)%	(28)%	(14)%
Operating margin, non-GAAP	4%	18%	4%	17%
Net income (loss) reconciliation:
Net loss, GAAP	(11,673)	(2,437)	(23,182)	(28,894)
Plus: Stock-based compensation expense and related payroll tax expense (1)	11,640	8,769	23,718	17,018
Plus: Charitable donation of Class A common stock	—	—	—	5,125
Plus: Impairment of internal-use software	—	—	475	—
Plus: Amortization	1,365	138	2,325	275
Plus: Change in fair value of warrant liability	—	—	—	18,930
Plus: Severance costs (2)	555	—	555	—
Plus: Transaction costs	351	—	1,486	—
Less: Transaction-related deferred income tax benefit	—	—	(1,421)	—
Net income, non-GAAP	2,238	6,470	3,956	12,454
Fully diluted net loss per share attributable to Class A and Class B common stockholders, GAAP	$(0.07)	$(0.02)	$(0.15)	$(0.30)
Fully diluted weighted average Class A and Class B common shares outstanding, GAAP	160,429,125	147,510,963	159,813,053	95,690,520
Fully diluted net income per share attributable to Class A and Class B common stockholders, non-GAAP	$0.01	$0.04	$0.02	$0.07
Fully diluted Class A and Class B common shares outstanding, non-GAAP	181,859,483	183,574,622	182,704,378	173,540,967

(1) For 2022, payroll tax expenses related to equity compensation awards were added to our calculation of non-GAAP operating income. We have historically excluded stock-based compensation expense from non-GAAP operating income, and management believes that excluding the related payroll tax expense is important and consistent, as such payroll tax expenses are directly impacted by unpredictable fluctuations in our stock price. Prior period amounts have been revised to conform with the current year presentation.
(2) Includes costs related to the departure of our Chief Customer Officer.

OLO INC.
Non-GAAP Free Cash Flow (Unaudited)
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net cash provided by (used in) operating activities	$19	$11,262	$(870)	$15,471
Purchase of property and equipment	(333)	(165)	(409)	(271)
Capitalization of internal-use software	(2,663)	(317)	(5,125)	(389)
Non-GAAP free cash flow	$(2,977)	$10,780	$(6,404)	$14,811